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                                                                    EXHIBIT 99.1
                     EMERGENCY PROFESSIONAL SERVICES, INC.

                                     PROXY

             SPECIAL MEETING OF SHAREHOLDERS -- SEPTEMBER 16, 1996 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder hereby appoints JAMES J. RYBAK, M.D. and MICHAEL
C. THOMAS, M.D., and each of them, the proxies and attorneys of the undersigned to vote all Common Shares which the undersigned is entitled to vote at the Special Meeting of Shareholders of Emergency Professional Services, Inc. to be held on September 16, 1996, or any adjournment thereof, upon the matters described in the accompanying Notice of Special Meeting of Shareholders and Prospectus-Proxy Statement, as set forth on the reverse side hereof, and in their discretion to vote upon any other matter or proposal that may properly come before the meeting or any adjournment thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY CARD. AN ABSTENTION ON A PROPOSAL WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

    THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3. VOTES MUST BE INDICATED BY AN X IN THE APPROPRIATE BOX WRITTEN IN BLACK OR BLUE INK.

    (1) Adoption of the Plan and Agreement of Merger dated as of July 10, 1996, (the "Plan of Merger"), by and among Emergency Professional Services, Inc., MedPartners/Mullikin, Inc. and EPS Merger Corporation, and the transactions contemplated thereby.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    (2) Adoption of an amendment to the Emergency Professional Services, Inc. Deferred Compensation Plan in accordance with Section 7.22 of the Plan of Merger.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                          (Continued on reverse side)

    (3) Adoption of an amendment to the Emergency Professional Services, Inc. Stock Bonus Plan to eliminate restrictions on shares issued pursuant to the Plan and to terminate the Plan.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    (4) IN ACCORDANCE WITH THEIR DISCRETION, TO VOTE UPON ANY OTHER MATTER OR PROPOSAL THAT MAY PROPERLY COME BEFORE THE MEETING.

    Please sign, date and return the Proxy Card promptly using the enclosed envelope.

                                                  Printed Name(s):

                                                  ------------------------------
                                                  Signature(s):

                                                  ------------------------------

                                                  ------------------------------

                                                  Date:
                                                       -------------------------

                                                  NOTE: Please sign exactly as
                                                  your name appears hereon.
                                                  Joint owners of shares should
                                                  both sign this Proxy Card.
                                                  When signing as an attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  provide your full title.